                                                                Exhibit 10.3.2.1

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                                LICENSE AGREEMENT

     Effective May 31, 2001, (the "Effective Date"), Research Corporation Technologies, Inc., a Delaware nonprofit corporation, with offices at 101 N. Wilmot Road, Suite 600, Tucson, AZ USA 85711-3365 ("RCT"), and BioVex Ltd., a corporation organized under the laws of the United Kingdom, with offices at The Windeyer Institute, 46 Cleveland St., London W1T 4JF, England ("Licensee"), agree as follows (fully-capitalized terms are defined in ARTICLE VIII):

                                    ARTICLE I
                                     LICENSE

     SECTION 1.1. Grant of License. RCT hereby grants to Licensee a nonexclusive license under the LICENSED PATENTS in the LICENSED FIELD to make and have made LICENSED PRODUCTS, to USE LICENSED PRODUCTS, to SELL LICENSED PRODUCTS, to offer to SELL LICENSED PRODUCTS, and to import LICENSED PRODUCTS, free from suit by RCT for infringement of the PATENT CLAIMS in the LICENSED FIELD in all countries of the world in which RCT has LICENSED PATENTS. Licensee covenants and agrees that its activities under this Agreement shall be limited to activities in the LICENSED FIELD above. Any right granted above to SELL or offer to SELL is restricted in that Licensee may only SELL or offer to SELL LICENSED PRODUCTS to health care professionals, those distributing to health care professionals, and health maintenance organizations that intend and agree to use such LICENSED PRODUCT in the LICENSED FIELD. Licensee covenants that its activities under this Agreement shall be so limited. No license or rights are granted or implied under any patent application or patent not a LICENSED PATENT. Except as provided in
SECTION 1.2, Licensee shall have neither the right nor the power to grant any sublicenses. Licensee shall have no right or license to make, USE, SELL, offer to SELL, or import any CLAIMED DNA or CLAIMED CELL intended or suitable for the ex vivo production of proteins or polypeptides (which, for the avoidance of doubt, does not include ex vivo gene therapy), or for use in transgenic animals.

     SECTION 1.2. Extensions to AFFILIATES.

          Subsection 1.2.1. Grant of Right. RCT hereby grants to Licensee the right to extend to Licensee's AFFILIATES the license granted under SECTION 1.1 of this Agreement. Licensee shall notify RCT in writing before any extension to an AFFILIATE is made. If an AFFILIATE ceases to be an AFFILIATE, any license extended to such AFFILIATE under this Subsection shall terminate concurrently with such AFFILIATE's ceasing to be an AFFILIATE.

          Subsection 1.2.2. Licensee Responsible for Performance. Licensee shall be responsible for the performance of its AFFILIATES to which it extends this license. For assessing, reporting and paying earned royalties under this Agreement, the manufacture, SALE, offer for SALE, USE (including R&D USES) or importation of LICENSED PRODUCTS by Licensee's AFFILIATES shall be considered the manufacture, SALE, offer for SALE, USE, or importation of such LICENSED PRODUCT by Licensee.

                                                                    May 31, 2001

          License Agreement between RCT' and BioVex Ltd.;
          RCT Project No. 213-1734; Rottman [Gene Therapy]

          Subsection 1.2.3. Reports and Payments. Each AFFILIATE may make the pertinent reports and royalty payments specified in ARTICLE II ("Financial Terms") directly to RCT on behalf of Licensee, if Licensee provides RCT prior written notice. Otherwise, Licensee shall make such payments and reports separately showing the AFFILIATE's USE, SALE, and importation of LICENSED PRODUCTS.

     SECTION 1.3. RCT's Obligations to Offer Licenses. Licensee may desire to have LICENSED PRODUCTS, that have been introduced into human beings in the course of clinical trials conducted under the sponsorship or direction of Licensee, marketed and SOLD by a commercial partner, co-promoter or developer (a "Qualified License Prospect"). From time to time, Licensee may provide to RCT a written request that RCT grant a license under the LICENSED PATENTS to such Qualified License Prospect. Promptly after receiving each such written request, RCT shall offer to the pertinent Qualified License Prospect a license under the LICENSED PATENTS: (a) at the same earned royalty rate and the annual minimum royalty payment amounts provided in this Agreement; and (b) as to other financial terms, at the then-prevailing terms offered by RCT to others for such a license. RCT shall negotiate each such license in good faith but shall not have any obligation to enter into such license if RCT and the pertinent Qualified License Prospect are unable to agree upon the terms of such license.

     SECTION 1.4. No Further Rights. Except as expressly provided in this
ARTICLE I, no further or different license or right is granted or implied.

                                   ARTICLE II
                                 FINANCIAL TERMS

     SECTION 2.1. License Fees.

          Subsection 2.1.1. License Issue Fee. On or before the date thirty days after the execution and delivery of this Agreement, Licensee shall pay to RCT a non-refundable, non-creditable license issue fee of US$[**].

          Subsection 2.1.2. License Maintenance Fee. Licensee shall pay to RCT a non-refundable, non-creditable annual license maintenance fee. In recognition of the date on which this Agreement is signed, the first annual maintenance fee shall be US$[**] due on or before March 30, 2002. Subsequent annual maintenance fees shall be US$[**] and shall be paid on or before every January 30 occurring after the year 2002 during the term of this Agreement and before the January 30 on which the annual minimum royalty payments under SECTION 2.3 are first made.

     SECTION 2.2. Earned Royalties.

          Subsection 2.2.1. Accrual, Amount, and Payment. Licensee shall pay to RCT earned royalties of [**]% of the NET SALES VALUE of each LICENSED PRODUCT USED or SOLD by or for Licensee or its AFFILIATES during the term of this Agreement. Licensee shall also pay to RCT earned royalties of [**]% of the NET SALES VALUE of each LICENSED PRODUCT made or imported by or for Licensee or its AFFILIATES during the term of this Agreement but USED or SOLD after the term of this Agreement.

          License Agreement between RCT' and BioVex Ltd.;
          RCT Project No. 213-1734; Rottman [Gene Therapy]

          Subsection 2.2.2. One Royalty. Only one earned royalty will accrue and be paid on a given LICENSED PRODUCT, even if such LICENSED PRODUCT is SOLD or transferred between RELATED PARTIES for subsequent USE or RESALE, or if the manufacture of such LICENSED PRODUCT in one country is covered by the LICENSED PATENTS and the USE, SALE, or importation in another country is covered by the LICENSED PATENTS.

          Subsection 2.2.3. Transactions with Other Licensees. If Licensee SELLS a LICENSED PRODUCT to a third party under circumstances where such third party will RESELL such LICENSED PRODUCT and where such third party has a license under the LICENSED PATENTS to make, USE, SELL, offer to SELL, or import LICENSED PRODUCTS (a "third-party licensee"), the earned royalty on such SALE shall accrue and be paid with respect to such third-party licensee's RESALE of such LICENSED PRODUCT under such third-party licensee's license. If Licensee purchases a LICENSED PRODUCT from a third-party licensee for RESALE by Licensee, the earned royalty on such SALE shall accrue and be paid with respect to Licensee's RESALE of such LICENSED PRODUCT under this Agreement.

          Subsection 2.2.4. Taxes. Licensee shall bear all taxes and charges assessed or imposed by a governmental authority, including withholding taxes imposed on payments under this Agreement (collectively, "Non-deductible Taxes"). However, Licensee shall have no accountability for any income tax imposed on RCT by the United States (or other country) or a political or governmental subdivision thereof, or for any maintenance fees or annuity payments for keeping any LICENSED PATENT in force. In addition, Licensee may, in determining NET SALES VALUE, deduct taxes or duties imposed on SALES of LICENSED PRODUCT and expressly permitted as deductions under this Agreement. All payments hereunder shall be made undiminished by any Non-deductible Tax. Licensee shall cooperate with and assist RCT in obtaining any exemption from Non-deductible Taxes imposed by any government (or instrumentality) on royalty payments made by Licensee to RCT. If such an exemption is not available, the earned royalty rate provided above shall be increased an amount such that the amount actually remitted to RCT after Licensee withholds any Non-deductible Taxes is no less than the above percentage of the NET SALES VALUE of such LICENSED PRODUCTS. If the earned royalty rate is grossed up in the foregoing manner, Licensee may retain any refund of Non-deductible Taxes and RCT shall reasonably cooperate with Licensee in obtaining, through ordinary administrative procedures, such refund without out-of-pocket expense to RCT.

     SECTION 2.3. Annual Minimum Royalties.

          Subsection 2.3.1. Amount and Payment Date. Licensee shall pay to RCT a prepaid, non-refundable annual minimum royalty of $[**]. The first annual minimum royalty payment is due on or before the January 30 immediately following the date of first SALE of a LICENSED PRODUCT. Subsequent annual minimum royalty payments shall be payable on each successive January 30 on which this Agreement is in effect. Licensee's payment of the annual minimum royalty for each calendar year shall accompany Licensee's report to RCT for the last quarter of the immediately preceding calendar year.

          Subsection 2.3.2. Credits. Licensee may credit the annual minimum royalty payment actually made in a given calendar year only against the amount of the earned royalties

          License Agreement between RCT' and BioVex Ltd.;
          RCT Project No. 213-1734; Rottman [Gene Therapy]

payable by Licensee to RCT for Licensee's activities in the same calendar year. Licensee may not credit any earned royalties paid for any calendar year that exceed the annual minimum royalties paid in that calendar year against any annual minimum royalty payment due in any other calendar year.

     SECTION 2.4. Periodic Reports and Payments.

          Subsection 2.4.1. Frequency of Reports. On or before each January 30 occurring before the first SALE of a LICENSED PRODUCT under this Agreement, Licensee shall deliver to RCT a true and accurate report showing the items specified in Subsection 2.4.3 below as they pertain to the calendar year just ended. On or before the first January 30, April 30, July 30 or October 30 immediately following the first SALE of a LICENSED PRODUCT under this Agreement and on or before each January 30, April 30, July 30 and October 30 thereafter during the term of this Agreement, Licensee shall deliver to RCT a true and complete written report showing the items specified in Subsection 2.4.3 below as they pertain to the calendar quarter just ended. Licensee's payment of the earned royalties based on Licensee's or its AFFILIATES' activities in the calendar quarter covered by the written report shall accompany the report. If no earned royalties are due, Licensee shall so report. Licensee shall pay all amounts due to RCT under this Agreement in United States currency collectible at par (without deduction of exchange, collection or other charges) by wire transfer to: RESEARCH CORPORATION TECHNOLOGIES, INC., Wells Fargo Bank, N.A., Tucson Main Office, 150 N. Stone Ave., P.O. Box 1871, Tucson, AZ 85702, ABA & Transit No. 121000248, Acct. 4159-527159--RCT CHECKING; or to the account of RCT at such other bank as RCT may from time to time designate in writing. Licensee shall pay the cost of any wire transfer fees. If the amount is less than $100,000, Licensee may elect to pay by company check, instead of wire transfer, at the address shown in SECTION 7.2. On or before the date 90 days after the end of the calendar quarter in which this Agreement is terminated, Licensee shall provide to RCT a written report that complies in all respects with this SECTION
2.4. Licensee shall require each AFFILIATE to which this Agreement is extended under SECTION 1.3 to make appropriate reports to Licensee to enable Licensee to comply with this SECTION 2.4.

          Subsection 2.4.2. Certification. A responsible financial officer of Licensee (or that officer's responsible designee), Licensee's independent accounting firm, or the head of Licensee's internal audit committee shall certify in writing that each such report is correct and complete.

          Subsection 2.4.3. Content of Quarterly Reports. Each report shall provide the following information as its pertains to the preceding calendar quarter just ended:

               (a) the quantities of LICENSED PRODUCTS billed by Licensee or its AFFILIATES during the previous calendar quarter in each country in which such billing occurred (separately stated for each entity and each country); and

               (b) the United States dollar value of the billings on such quantities in (a) above;

          License Agreement between RCT' and BioVex Ltd.;
          RCT Project No. 213-1734; Rottman [Gene Therapy]

               (c) the computation of the NET SALES VALUE based on the dollar value determined in (b) above including a detailed accounting of any allowed deductions from the invoice amounts to arrive at the NET SALES VALUE;

               (d) the computation of earned royalties based on the NET SALES VALUE computed under Paragraph (c) above;

               (e) a detailed accounting of any credits against earned royalties permitted under SECTION 2.3.

     SECTION 2.5. Books and Records. Licensee shall keep complete and accurate books and reasonable supporting documentation to determine the accuracy of the items reported under SECTION 2.4 and Licensee's compliance in other respects with this Agreement. Licensee shall keep such books and documentation at its principal place of business for five years following the end of the calendar year to which they pertain (and access shall not be denied thereafter if reasonably available). RCT may retain an independent certified public accountant, reasonably acceptable to Licensee, to inspect, during reasonable business hours, and copy such books and documentation to verify Licensee's earned royalty statements or Licensee's compliance in other respects with this Agreement. RCT shall provide Licensee with 30 days' written notice before any such inspection is conducted. RCT shall not undertake such inspection more than once per calendar year. If any such inspection discloses an underpayment of earned royalties of 5% or more of the amount of royalties actually due for any quarterly period, then Licensee shall promptly pay the reasonable cost of such inspection after Licensee's receipt of the bill/invoice for such inspection. Licensee shall require its AFFILIATES to keep such books and documentation to enable Licensee to comply with this SECTION 2.5.

     SECTION 2.6. Sales Outside The U.S. If Licensee or an AFFILIATE SELL any LICENSED PRODUCTS for currency other than United States currency, Licensee shall determine the earned royalty payable for such LICENSED PRODUCT in such currency and then convert the earned royalty into its equivalent in United States currency at the New York foreign exchange selling rate for such currency for the last business day of the calendar quarter for which payment is made, as published by the Wall Street Journal. If such rate is not so published, the conversion shall be at the selling rate for such currency for the last business day of the calendar quarter for which payment is made, as published by a leading New York, New York bank chosen by Licensee and reasonably acceptable to RCT. If Licensee is late in making any payment, the applicable exchange rate obtained from the sources described above shall be the greater of the rate on the date payment was actually made or the rate on the date on which payment was due.

     SECTION 2.7. Late Payment.

          Subsection 2.7.1. Late Fees. Licensee hereby acknowledges that late payment by Licensee to RCT of sums due under this Agreement will cause RCT to incur certain costs including additional costs for legal, accounting and other professional services to manage and administer this Agreement, the exact amount of which will be extremely difficult to ascertain. Accordingly, if Licensee fails to make any payment required under this Agreement on or before the date ten days after Licensee's receipt of RCT's written notice of such failure, in addition to

          License Agreement between RCT' and BioVex Ltd.;
          RCT Project No. 213-1734; Rottman [Gene Therapy]

any other remedy available under this Agreement and any remedy available at law or equity, Licensee shall pay to RCT a late payment fee equal to the lesser of $5,000 or 5% of such overdue amount (in addition to any interest charges required or permitted below). The parties hereby agree that such late charge represents a fair, reasonable and administratively simple estimate, at the time of execution of this Agreement, of the costs RCT will incur by reason of Licensee's late payment.

          Subsection 2.7.2. Interest Charges. If Licensee fails to make any payment required under this Agreement on or before the date ten days after Licensee's receipt of RCT's written notice of such failure, Licensee shall pay interest on the unpaid portion of such amount at an annual rate equal to the prime rate, as quoted by the Wells Fargo Bank, N.A., plus 5%, which shall accrue from the date the payment not timely made became due until the date such payment is paid in full. The interest shall be compounded on the last day of each calendar quarter. If such rate exceeds the rate allowed by applicable law, then the highest rate allowed by law shall apply.

          Subsection 2.7.3. Application of Payments. Any payments received shall be applied first to any late charges, second to the satisfaction of any unpaid, accrued interest and finally to the satisfaction of any unpaid principal.

                                   ARTICLE III
                                   [RESERVED]

                                   ARTICLE IV
                                LICENSED PATENTS

     At its sole cost and expense, RCT shall maintain the LICENSED PATENTS, although RCT may, in its sole discretion, abandon any LICENSED PATENT. If RCT abandons any LICENSED PATENT, RCT shall promptly provide to Licensee written notification of such fact.

                                    ARTICLE V
                                  INFRINGEMENT

     RCT will protect the LICENSED PATENTS from infringement and prosecute alleged infringers when, in its sole judgment, such action may be necessary, proper, and justified. Licensee shall, as RCT may request, fully cooperate with RCT, at no out-of-pocket expense to Licensee, in connection with any such action.

                                   ARTICLE VI
                                   TERMINATION

     SECTION 6.1. Automatic Termination. The term of this Agreement shall expire on the TERMINATION DATE unless sooner terminated.

     SECTION 6.2. At Licensee's Election. Licensee may terminate this Agreement at any time by giving RCT three months' written notice of Licensee's election to terminate.

     SECTION 6.3. Licensee's Breach of Agreement.

          License Agreement between RCT' and BioVex Ltd.;
          RCT Project No. 213-1734; Rottman [Gene Therapy]

          Subsection 6.3.1. Breach. Upon any breach of this Agreement by Licensee, RCT, in addition to any other remedy available at law or equity, may elect to terminate this Agreement by giving Licensee written notice of RCT's election to terminate this Agreement. This Agreement shall terminate upon the expiration of the period stated in the letter, and provided in Subsection 6.3.2 below, unless Licensee has cured such breach on or before the expiration of such period.

          Subsection 6.3.2. Notice and Cure Period. If the breach is a monetary breach (i.e., failure to timely pay amounts to RCT required to be paid under this Agreement), the notice and cure period shall be thirty days. If the breach is a nonmonetary breach (i.e., not involving the payment to RCT of any amounts required to be paid under this Agreement), the notice and cure period shall be sixty days. If the nonmonetary breach is of a type that requires more than sixty but less than ninety days to cure, the notice and cure period shall be extended to ninety days so long as Licensee has, throughout the ninety day period, diligently undertaken substantive and progressive efforts to cure such breach on or before the date the ninety days expire.

          Subsection 6.3.3. Immediate Default. "Financial Default" means any voluntary or involuntary dissolution, bankruptcy, insolvency of Licensee or assignment of Licensee's assets for the benefit of creditors. "Procedural Default" means a lawsuit, reexamination or protest proceeding (or the equivalent) filed by Licensee against RCT seeking a declaratory judgment or determination, as the case may be, that any of the PATENT CLAIMS are invalid or unenforceable or otherwise not patentable or reduced in scope. A Financial Default or a Procedural Default shall constitute an immediate default under, and breach of, this Agreement and, upon the occurrence of a Financial Default or Procedural Default, this Agreement shall immediately terminate. On or before the date 30 days before the occurrence of a Financial Default or a Procedural Default or the filing of a bankruptcy petition concerning Licensee, Licensee shall notify RCT in writing of Licensee's intention to file the petition or of another's intention to file an involuntary petition in bankruptcy or the impending Financial Default. Failure to provide such written notice shall be deemed to be an immediate, pre-petition, incurable breach of this Agreement. The laws of the country of the patent in question shall govern the interpretation and enforcement of this Subsection 6.3.3.

     SECTION 6.4. Surviving Obligations and Provisions. Licensee's obligations to pay, and report to RCT on, the SALE of any LICENSED PRODUCT made or imported before termination of this Agreement or expiration of the pertinent LICENSED PATENTS (even if such LICENSED PRODUCT is USED or SOLD after the termination of this Agreement or expiration of the pertinent LICENSED PATENT), shall survive such termination or expiration. In addition to any provision of this Agreement that expressly survives the termination of this Agreement or expiration of the LICENSED PATENTS, the provisions of SECTIONS 2.4 ("Reports and Payments")and 2.5 ("Books and Records") (to the extent provided therein) and SECTION 6.4 and
ARTICLE VII shall survive the termination of this Agreement.

                                   ARTICLE VII
                                     GENERAL

          License Agreement between RCT' and BioVex Ltd.;
          RCT Project No. 213-1734; Rottman [Gene Therapy]

     SECTION 7.1. Integration. This Agreement, and EXHIBIT A attached to this Agreement, constitutes the entire agreement between the parties as to the subject matter of such documents. All prior and contemporaneous negotiations, representations, warranties, agreements, statements, and promises are superseded and merged into, extinguished by, and completely expressed by such documents. No party shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises, or understandings not specifically set forth in such documents.

     SECTION 7.2. Addresses and Notices. All notices, requests, reports, and other communications provided in this Agreement shall be in writing and shall be deemed to have been made or given: (a) when delivered, if delivered by hand or sent by facsimile; (b) on the day following deposit with an overnight courier; or (c) on the date five days following deposit with the United States Mail, certified or registered:

If to RCT:                               If to Licensee:
President                                President
Research Corporation Technologies, Inc.  BioVex Ltd.
101 N. Wilmot Rd., Suite 600             The Windeyer Institute
Tucson, Arizona USA 85711-3365           46 Cleveland Street
Fax: 520-748-0025                        London W1T 4JF
                                         England
                                         Fax: 44-1293-415 893

Such addresses may be altered by notice so given. Payments by Licensee to RCT under this Agreement shall be delivered to RCT at the foregoing address.

     SECTION 7.3. Applicable Law. This Agreement and its effect are subject to and shall be construed and enforced in accordance with the law of the State of Delaware, U. S. A., without regard to the law of Delaware concerning the conflicts of laws, except as to any issue which by the law of Delaware depends upon the validity, scope or enforceability of any PATENT CLAIM, which issue shall be determined in accordance with the applicable patent laws of the country of such LICENSED PATENT.

     SECTION 7.4. Dispute Resolution. The parties shall make all reasonable efforts to resolve any dispute concerning this Agreement, its construction, or its actual or alleged breach, by face-to-face negotiations between senior executives. Should such negotiation fail to resolve the matter, either party may bring judicial proceedings to resolve the matter in any state or federal court of competent jurisdiction sitting in the State of Arizona, Pima County. By executing and delivering this Agreement, each party, for itself and in respect of its property, irrevocably consents and submits to the exclusive jurisdiction and venue of such courts in any such proceeding and otherwise waives any objection or defense, including any objection or defense based on forum non conveniens or improper venue, which it may now or hereafter have to the bringing of any such proceedings in such courts. Each party further agrees that service of process of notice in any such proceeding shall be effective if in writing and sent in the manners provided in SECTION 7.2 of this Agreement, or in any other manner permitted by Arizona law.

          License Agreement between RCT' and BioVex Ltd.;
          RCT Project No. 213-1734; Rottman [Gene Therapy]

     SECTION 7.5. Compliance With Law; Severability. Nothing in this Agreement shall be construed to require the commission of any act contrary to law. If this Agreement conflicts with any statute, law, ordinance, or treaty concerning the legal right of the parties to contract, the latter shall prevail. In such event, the affected provisions of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements and the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     SECTION 7.6. Representations.

          Subsection 7.6.1. Authority and Binding Agreement; Interfering Patent Rights. Each party represents and warrants to the other that this Agreement constitutes a valid and binding agreement of the representing and warranting party, that execution, delivery and performance of this Agreement by the representing and warranting party are within such party's corporate power, and have been duly authorized by all necessary corporate action. RCT represents and warrants that it has the right to grant licenses under the LICENSED PATENTS.

          Subsection 7.6.2. Limitations. Nothing contained in this Agreement shall be construed as a representation or warranty by RCT that the LICENSED PATENTS or any PATENT CLAIM can be or will be used to prevent the importation, sale or use by a third party of a product in any country of the LICENSED PATENTS where such product is placed in commerce under circumstances which applicable laws or treaties preclude the use of the LICENSED PATENTS or any PATENT CLAIM to prevent such importation, sale, or use. Nothing contained in this Agreement shall be construed as a representation or warranty by RCT: (a) as to the scope or validity of any LICENSED PATENT or any PATENT CLAIM; or (b) that any performance or practice under any LICENSED PATENT or any PATENT CLAIM is not an infringement of any patent of others.

     SECTION 7.7. Independent Contractor. In its performance under this Agreement, each party shall be an independent contractor and neither party (nor any employee or agent thereof) shall be an agent or partner of the other party.

     SECTION 7.8. Headings. The headings of the various ARTICLES, SECTIONS and Subsections of this Agreement are used solely for the convenience of the parties, do not form a part of this Agreement, do not affect the interpretation or meaning of this Agreement, and do not define, limit, extend, or describe its scope or intent.

     SECTION 7.9. No Third-Party Beneficiaries. Except for SECTIONS 7.14, 7.15, and 7.19, which shall also be for the benefit of, and enforceable by, the INSTITUTION and the inventors of the LICENSED PATENTS, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party.

     SECTION 7.10. Waiver. A party's express or implied consent or waiver of the other party's breach of its obligations hereunder shall not be deemed to be, or construed as, a consent to, or waiver of, any other breach of the other party. A party's failure, no matter how long, to: (a) complain of any act, or failure to act, by the other party; (b) declare the other party in default; (c)

          License Agreement between RCT' and BioVex Ltd.;
          RCT Project No. 213-1734; Rottman [Gene Therapy]

insist upon the strict performance of any obligation or condition of this Agreement; or (d) exercise any right or remedy consequent upon a breach thereof; shall not constitute a waiver by such party of its rights, such breach, or any other obligation or condition. A party's consent in any one instance shall not limit or waive the necessity to obtain such party's consent in any future instance. No single or partial exercise of any right, power, or privilege by a party hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power, or privilege by such party. In any event, no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the party granting such consent or waiver.

     SECTION 7.11. Computation of Time. In computing any period of time pursuant to this Agreement, the day or date of the act, notice, event, or default from which the designated period of time begins to run will not be included. The last day of the period so computed will be included, unless it is a Saturday, Sunday, or federal holiday in which event the period runs until the end of the next day which is not a Saturday, Sunday, or federal holiday.

     SECTION 7.12. Registration of Agreement. Licensee agrees to take all reasonable and necessary steps to register this Agreement in any country of the LICENSED PATENTS where such is required to permit the transfer of funds and/or payment of royalties to RCT hereunder or is otherwise required by the government or law of such country to effectuate or carry out this Agreement. Licensee shall not be relieved of any obligations under this Agreement because it failed to register this Agreement in any country of the LICENSED PATENTS.

     SECTION 7.13. Disclaimer. It shall be the full and sole responsibility of Licensee and its AFFILIATES to use appropriate care in the practice, manufacture or use of any product under any license granted under this Agreement. RCT shall have no right to control the manner in which any product licensed under this Agreement is made or practiced. RCT shall not be required to provide any know-how or operating instructions or other information with respect to any such product. RCT makes no representation or warranty whatsoever with respect to any such product.

     SECTION 7.14. Indemnity. Licensee AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS RCT, THE INVENTORS, THE INSTITUTION, AND ALL OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS OF RCT AND INSTITUTION (COLLECTIVELY, THE "INDEMNITIES") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES AND LIABILITIES, INCLUDING LEGAL COSTS AND FEES, OF OR ASSERTED BY Licensee, ITS AFFILIATES, ANY RELATED PARTIES, AND/OR ANY THIRD PARTIES (WHETHER GOVERNMENTAL OR PRIVATE) ARISING FROM THE MANUFACTURE, USE, SALE, OR IMPORTATION OF ANY LICENSED PRODUCT BY OR FOR Licensee, ITS AFFILIATES, OR ARISING FROM THE USE OF ANY SUCH LICENSED PRODUCT BY ANY THIRD PARTY INCLUDING ANY CONSUMER OR ANY CUSTOMER OF Licensee OR ITS AFFILIATES. IN NO EVENT SHALL AN INDEMNITEE BE LIABLE UNDER THIS AGREEMENT FOR ANY DIRECT (OTHER THAN FOR AMOUNTS PAID UNDER THIS AGREEMENT), INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST REVENUE, LOST PROFITS, OR LOST SAVINGS), EVEN IF AN INDEMNITEE HAS NOTICE OF THE

          License Agreement between RCT' and BioVex Ltd.;
          RCT Project No. 213-1734; Rottman [Gene Therapy]

POSSIBILITY OF SUCH DAMAGES. THE FOREGOING INDEMNITY SHALL NOT BE AVAILABLE TO ANY INDEMNITEE TO THE EXTENT ANY CLAIM, DAMAGE, OR LIABILITY ARISES SOLELY FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE IN THE MANUFACTURE, USE, SALE, OR IMPORTATION OF SUCH LICENSED PRODUCT, ALTHOUGH ANY INDEMNITEE NOT GUILTY OF SUCH ACTS SHALL NOT BE SUBJECT TO THIS LIMITATION AND SHALL CONTINUE TO BENEFIT FROM SUCH INDEMNITY.

     SECTION 7.15. Insurance. On or before the earlier of the date Licensee begins clinical trials involving the use of any LICENSED PRODUCTS, or marketing of any LICENSED PRODUCT, Licensee shall obtain and, thereafter throughout the term of this Agreement, and for a period of 15 years after termination of this Agreement, maintain in force products liability insurance and other insurance coverages typically carried by entities engaged in Licensee's business in amounts not less than L1,000,000 per accident or occurrence. Such insurance policies shall name the Indemnitees as additional insureds as respects this Agreement. Such policies shall provide or be endorsed to provide that such insurance is primary and any other insurance carried by any of the Indemnitees shall be excess and not contributing with the insurance required hereunder. The policies shall contain Cross Liability and/or Severability of Interests provisions so as to not impair the right of one insured against another insured. The insurance policies shall provide or be endorsed to provide that written notice by registered mail shall be given to the Indemnitees at least thirty days before termination, cancellation, or reduction of coverage. The insurance policies required to be carried by Licensee under this Agreement shall be with companies that are reasonably acceptable to, and approved by, RCT. Licensee shall furnish RCT and the INSTITUTION with a certificate of insurance evidencing coverage and, when requested, a copy of such policy. The requirements of this SECTION shall survive termination of this Agreement.

     SECTION 7.16. Construction. The parties agree that each party has reviewed this Agreement and that any rule of construction to the effect that ambiguities are necessarily to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

     SECTION 7.17. Patent Marking. When practicable, Licensee shall mark all LICENSED PRODUCTS with a legible notice indicating that the LICENSED PRODUCTS are covered by claims in a pending patent application or an issued LICENSED PATENT, as the case may be.

     SECTION 7.18. Assignment. This Agreement, and the license, rights, and duties contained in this Agreement, shall not be assigned by Licensee without the prior written consent of RCT, which consent shall not be unreasonably withheld or delayed. If Licensee is not then in default under this Agreement, RCT's consent shall not be required if this Agreement is assigned to an AFFILIATE of Licensee or as part of a sale or transfer pursuant to other bona fide business arrangements of all or substantially all of Licensee's business. Licensee shall give RCT prior written notice of such assignment and obtain Licensee's assignee's agreement to abide by the terms of this Agreement and assume all of Licensee's obligations under this Agreement. Upon assignment, the term "Licensee" as used in this Agreement shall thereafter mean the assignee of Licensee. If Licensee should sell or otherwise transfer the portion of its business pertaining to the production of a particular LICENSED PRODUCT(S) or to all LICENSED PRODUCTS and

          License Agreement between RCT' and BioVex Ltd.;
          RCT Project No. 213-1734; Rottman [Gene Therapy]

does not, as part of such sale or transfer, also assign this Agreement to the purchaser or transferee, RCT shall, promptly after receipt from Licensee of its written request therefor, offer to such purchaser or transferee a non-exclusive license to practice under the LICENSED PATENTS in the LICENSED FIELD at the same earned royalty rate and the annual minimum royalty payment amounts provided in this Agreement but, as to other financial terms, at the terms then offered by RCT to commercial entities.

     SECTION 7.19. Non-Use of Names. Licensee shall not use the name of any inventor of the LICENSED PATENTS, the INSTITUTION, RCT, or any adaptation of any of them, in any advertising, promotional or sales literature, without prior written consent obtained from such inventor, the INSTITUTION, or RCT, as applicable. Licensee shall require its AFFILIATES to comply with the foregoing.

                                  ARTICLE VIII
                                   DEFINITIONS

     When fully capitalized in this Agreement, the following terms shall have the meanings set forth below:

     SECTION 8.1. "AFFILIATE" means any entity which directly or indirectly controls, is controlled by, or is under common control with, a party to this Agreement. "Control" shall constitute the right to cast, or the right to direct the casting of, more than 50% of the votes at a meeting of such owners, or at a meeting of the entity's directors or governing body, or the right to designate a majority of the entity's directors or members of the entity's governing body, or the power to direct or cause the direction of the management or policies of an entity.

     SECTION 8.2. "BULK PRODUCT FORM" means a LICENSED PRODUCT in a form other than FINAL PRODUCT FORM.

     SECTION 8.3. "CLAIMED CELL" means a eukaryotic cell or cell line comprising a CLAIMED DNA.

     SECTION 8.4. "CLAIMED DNA" means a DNA molecule the manufacture, USE, SALE, offer for SALE, or importation of which directly infringes, contributorily infringes or induces the infringement of a PATENT CLAIM.

     SECTION 8.5. "FINAL PRODUCT FORM" means a LICENSED PRODUCT in a form intended or suitable for final use in the final consumer by the administering physician or health professional.

     SECTION 8.6. "INSTITUTION" means Case Western Reserve University.

     SECTION 8.7. "INVENTION" means the certain invention pertaining to the bgh-polyadenylation signal and its use in the expression of polypeptides, which is the subject of the LICENSED PATENTS.

          License Agreement between RCT' and BioVex Ltd.;
          RCT Project No. 213-1734; Rottman [Gene Therapy]

     SECTION 8.8. "LICENSED FIELD" means the manufacture, USE and SALE of DNA molecules or eukaryotic cells in a form intended and suitable for use only in gene therapy (in vivo) or (ex vivo) and vaccines (and other such immunotherapies) for humans. LICENSED FIELD does not include: (a) the ex vivo production or expression, through the use of CLAIMED DNA or CLAIMED CELLS, of proteins or polypeptides for SALE; or (b) the use of CLAIMED DNA or CLAIMED CELLS for any purpose in non-human transgenic animals. The preceding sentence is not intended, and shall not be construed to exclude ex vivo gene therapy from the LICENSED FIELD.

     SECTION 8.9. "LICENSED PATENTS" means the patents listed in EXHIBIT A, and any and all issued and unexpired reissues, reexaminations, renewals or extensions that may be based on any of such patents.

     SECTION 8.10. "LICENSED PRODUCT' means a CLAIMED DNA or a CLAIMED CELL.

     SECTION 8.11. "NET SALES VALUE" of any product means the gross billings for the SALE of a product less the deductions identified below.

          Subsection 8.11.1. Determining Gross Billings. The gross billings used for calculating NET SALES VALUE of any LICENSED PRODUCT shall be determined as follows:

               (a) If Licensee or its AFFILIATE SELLS the LICENSED PRODUCT in FINAL PRODUCT FORM:

                    1. To a third party that is not a RELATED PARTY, billings
               shall be Licensee's or its AFFILIATE's actual gross billings, as the case may be;

                    2. To a RELATED PARTY for subsequent SALE by such RELATED
               PARTY, gross billings shall be such RELATED PARTY's actual gross billings for such subsequent SALE;

                    3. To a RELATED PARTY for USE by such RELATED PARTY, except as provided in paragraph (b) below, gross billings shall be the gross billings that would result from a hypothetical arm's length SALE to a third party (that is not a RELATED PARTY) by Licensee or its AFFILIATE, as the case may be;

               (b) If Licensee or its AFFILIATE USES the LICENSED PRODUCT, except in the manner contemplated in the following sentence, gross billings shall be the gross billings that would result from a hypothetical arm's length SALE to a third party (that is not a RELATED PARTY) by Licensee or its AFFILIATE, as the case may be. The NET SALES VALUE of any LICENSED PRODUCT that is USED only for, and produced only in, internal research or internal scale-up studies or manufacturing testing or validation conducted by or on behalf of Licensee, or in quality assurance efforts conducted by or on behalf of Licensee,

          License Agreement between RCT' and BioVex Ltd.;
          RCT Project No. 213-1734; Rottman [Gene Therapy]

          none of which are part of the production of goods for SALE or goods for USE in producing other goods for SALE, shall be zero dollars.

               (c) If Licensee or its AFFILIATE SELLS or USES the LICENSED PRODUCT in BULK PRODUCT FORM, the gross billings determined in (a) or
          (b) above shall be adjusted in the following manner:

                    1. convert the quantity of such LICENSED PRODUCT SOLD or
               USED in BULK PRODUCT FORM (the "Bulk Quantity") into the quantity of LICENSED PRODUCT in FINAL PRODUCT FORM (the "Final Quantity") that the Bulk Quantity would typically be made or converted into;

                    2. multiply the gross billings determined in (a) or (b)
               above by a fraction, the numerator of which is the Final Quantity and the denominator of which is the Bulk Quantity.

          Subsection 8.11.2. Allowable Deductions. When factually applicable, the following deductions may be deducted from gross billings as determined above:

               (a) rebates, volume, quantity, trade or cash discounts, allowed and taken, in amounts customary in the trade;

               (b) sales taxes and/or use taxes and/or duties imposed upon, and with specific reference to, particular SALES to the extent included in the amount of gross billings;

               (c) amounts allowed or credited on returns, rejections or recalls, voluntary or otherwise (not exceeding the original gross billings); and

               (d) charges for freight, freight allowances, and outbound transportation costs prepaid to the extent included in gross billings.

No other allowance or deduction shall be made including without limitation allowances or deductions for any commissions or sales fees by whatever name known.

     SECTION 8.12. "PATENT CLAIM" means a valid claim in an unexpired LICENSED PATENT. A PATENT CLAIM shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken. For the purposes of this Agreement, and especially for purposes of royalty determination and payment under ARTICLE II ("Financial Terms"), any claim being presented in a pending patent application shall be deemed to be the equivalent of a valid claim of an issued, unexpired patent and in consideration of RCT's agreement to grant a license under any patent issuing thereon earned royalties shall be payable in respect thereto as though it were a valid patent claim.

     SECTION 8.13. "PATENT COUNTRY" means a country in which a LICENSED PATENT is pending or issued.

          License Agreement between RCT' and BioVex Ltd.;
          RCT Project No. 213-1734; Rottman [Gene Therapy]

     SECTION 8.14. "PERSON" means an individual or a corporation, partnership, trust, unincorporated organization, association, or any other entity, or a government, or any department or agency of a government.

     SECTION 8.15. "RELATED PARTY" means any one of Licensee or its AFFILIATES, or any PERSON enjoying a special course of dealing with Licensee or its AFFILIATES. By way of example but not limitation, a "special course of dealing" includes co-marketing arrangements between Licensee and a third party wherein the third party may SELL LICENSED PRODUCTS, distribution arrangements with third parties in which Licensee or its AFFILIATE shares, directly or indirectly, in the proceeds from such distributor's SALES of LICENSED PRODUCT, supply contracts in which Licensee agrees with a third party to supply or manufacture LICENSED PRODUCTS for SALE by the third party under such third party's name or mark, arrangements under which a third party will SELL LICENSED PRODUCTS under a private labelling arrangement with Licensee, or barter arrangements in which Licensee exchanges LICENSED PRODUCTS for other products in kind. A distributor of LICENSED PRODUCTS under Licensee's name or mark shall not be considered a RELATED PARTY if neither Licensee nor its AFFILIATE shares, directly or indirectly, in the proceeds from such distributor's SALES of such LICENSED PRODUCT.

     SECTION 8.16. "SELL" (and any noun form and conjugated verb form thereof) means to sell, or otherwise part with or dispose of, for value.

     SECTION 8.17. "TERMINATION DATE" shall be the date on which the LICENSED PATENT that has the latest expiration date expires, after accounting for any extensions of any LICENSED PATENTS. A patent shall be understood to expire at midnight of the date of its expiration.

     SECTION 8.18. "USE" (and any noun form and conjugated verb form thereof) means to use for commercial purposes.

     IN WITNESS WHEREOF, the parties hereto have each caused a duly authorized officer to sign this Agreement to be effective the Effective Date.

Bio Vex Ltd.                             Research Corporation Technologies, Inc.


By: /s/ Robert Coffin                    By: /s/ Gary M. Munsinger,
    ----------------------------------       -----------------------------------
Name and Title: Robert Coffin                Gary M. Munsinger, President
                Director

Date: illegible                          Date: May 31, 2001

BNC:TJR          License Agreement between RCT' and BioVex Ltd.;
               RCT Project No. 213-1734; Rottman [Gene Therapy]

                                    EXHIBIT A

RCT PROJECT NO. 213-1734
INVENTOR: Dr. Fritz M. Rottman
INVENTION TITLE: "bgh-Polyadenylation Signal"

                                  PATENT RIGHTS

ISSUED PATENTS

Country         Patent No.   Issue Date
-------         ----------   ----------
United States   5,122,458     06/16/92
Japan           1955752       07/28/95
Belgium         EPO173552     10/09/91
France          EPO173552     10/09/91
Great Britain   EPO173552     10/09/91
Germany         P3584341.1    10/09/91
Italy           EPO173552     10/09/91
Netherlands     EPO173552     10/09/91
Sweden          EPO173552     10/09/91
Switzerland     EPO173552     10/09/91

                                                                    May 31, 2001